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                                                                   EXHIBIT 10.81

                         MANAGEMENT SERVICES AGREEMENT

        THIS AGREEMENT ("Agreement"), dated effective as of September 1, 1989, by and between Cogen Technologies NJ, Inc., a Texas corporation ("Cogen NJ"), Cogen Technologies Management Company, a Texas corporation ("Manager") and Robert C. McNair, a resident of Harris County, Texas ("McNair").

                             W I T N E S S E T H:

        WHEREAS, Cogen NJ serves as Managing Venturer of Cogen Technologies NJ Venture, a New Jersey joint venture (the "Venture");

        WHEREAS, Cogen NJ has the right to assign certain management rights and obligations with respect to the Venture, including the right to receive its management fee, to Robert C. McNair and his assigns;

        WHEREAS, Manager is a corporation organized by McNair to perform management services to cogeneration facilities in which McNair has a direct or indirect ownership interest;

        WHEREAS, during the period that the Venture was constructing its cogeneration facility in Bayonne, New Jersey, McNair performed certain management services with respect to the Venture; and

        WHEREAS, the parties have agreed that Manager shall perform certain management services for the Venture, which services otherwise would be required of Cogen NJ.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained herein, McNair hereby delegates to Manager the obligation to perform such services in accordance with the terms hereof, and assigns to Manager any right that he may have to receive such payments; and Cogen NJ and Manager hereby agree as follows:

        1. Term.

           The term of this Agreement shall commence effective September 1, 1989 and end at the time Cogen NJ ceases to be Managing Venturer of the Venture (the "Basic Term"), subject to prior termination by the Manager or Cogen NJ in accordance with the terms of this Agreement.

        2. Nature of Duties.

           (a) During the term of this Agreement the Manager shall assist Cogen NJ in serving as Managing Venturer of


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the Venture and shall possess all powers and privileges as necessary to perform or to supervise the performance of such duties as are conferred upon Cogen NJ and McNair and his assigns pursuant to the Joint Venture Agreement of the Venturer (the "Manager's Responsibilities"). In this regard the Manager agrees to perform those management responsibilities currently being performed by Cogen NJ and/or McNair relative to the Venture, and to perform such other management services for the Venture as Cogen NJ may assign to it; provided, however, that Cogen NJ shall not, without the Manager's prior consent, directly or indirectly limit, impair or remove any power or privilege or increase or enlarge the scope of any duty within the purview of the Manager's Responsibilities as described in this Agreement.

           (b) The Manager shall not be a partner or venturer in the Venture, and shall not have liability for obligations of the Venture.

        3. Compensation.

           (a) Basic Compensation. In consideration of all services to be rendered by the Manager, Cogen NJ shall pay, or cause the Venture to pay, to the Manager on or before the 15th day of each month an amount equal to 1-1/2% of the gross revenues of the Venture for the preceding month.

           (b) Expenses. During the term of this Agreement Cogen NJ shall pay for or reimburse Manager for all reasonable out-of-pocket expenses incurred by it in furtherance of the management activities which, but for the management of the Venture, would not have been incurred by Manager.

        4. Termination.

           (a) Cogen NJ shall have the right to terminate this Agreement with Cause (as defined below) at any time upon two weeks' prior written notice as provided in this Section 4. In the event that Cogen NJ believes that there shall exist Cause to terminate this Agreement and Cogen NJ desires to terminate this Agreement, it shall deliver written notice to the Manager stating its intention to terminate and describing, in detail, the grounds upon which it believes that Cause exists to terminate the Agreement (the "Terminating Event"). The Manager shall have two weeks to cure or deliver a written notice to Cogen NJ to challenge its belief that a Terminating Event has occurred under this Agreement. If the Manager disputes whether such a Terminating Event exists, then the question of whether a

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Terminating Event has occurred shall be submitted to arbitration in accordance with the provisions of Section 4(b) below. If the Manager fails to cure the Terminating Event within the two-week period and either (i) fails to challenge Cogen NJ's belief that a Terminating Event has occurred or (ii) challenges such belief and a Terminating Event is nonetheless determined to have occurred either by the Manager's ceasing its dispute or by the arbitrators as described in
Section 4(b) below, then (unless the Terminating Event is cured within the two-week period immediately following the rendering of the decision by the arbitrations) Cogen NJ may deliver a Final Notice of Termination to the Manager stating that this Agreement has been terminated for Cause, which Cause shall be described in detail in such Final Notice of Termination. Immediately upon receipt or delivery by the Manager of such Final Notice of Termination, Manager shall have no authority whatsoever to incur any obligation or to make any agreement, representation, or warranty on behalf of or for the account of Cogen NJ, or to undertake any activity on behalf of Cogen NJ without the prior written consent of Cogen NJ. "Cause" shall mean Manager's (i) willful and intentional failure and refusal to perform its duties in accordance with this Agreement, or
(ii) commission of any act involving willful or intentional misconduct which, in either cause, results in material injury to Cogen NJ.

           (b) Any dispute over whether a Terminating Event has occurred which is submitted to arbitration in accordance with the provisions of Section 4(a) above, shall be finally settled under the Rule of the American Arbitration Association by one or more arbitrators appointed in accordance with the said Rules, as modified hereby. In the absence of an agreement by the parties within two business days of the date on which this arbitration provision is invoked that it is appropriate to submit the dispute to a single arbitrator whose identity is agreed to by the parties, the arbitral tribunal shall be composed of three arbitrators. The Manager and Cogen NJ shall each appoint one arbitrator. If a party fails to appoint an arbitrator within five business days from the date on which this arbitration provision is invoked, the party timely naming the first arbitrator shall appoint a second. The two arbitrators thus appointed then shall, within twenty (20) days of the appointment of the latest appointed arbitrator, agree upon the third arbitrator to act as Chairman. In all cases, the Chairman shall be a lawyer admitted to the State Bar of Texas. With respect to matters not dealt within in this Section 4(b), the arbitral tribunal shall be constituted in accordance with the then existing Rules of

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the American Arbitration Association. The place of arbitration shall be Houston,
Texas, and the arbitral proceedings shall begin within thirty business days of the appointment of the chairman. The sole issue to be decided by such arbitrators in the arbitral proceeding shall be whether a Terminating Event has occurred. If necessary, judgment on the award of the arbitrators may be entered in any court having jurisdiction thereof or having jurisdiction over one or more of the parties or their assets. All costs and expenses incurred in connection with the arbitral proceeding shall be borne by the party or parties, and shared in such proportions, as may be determined by such arbitrators.

           (c) Section 4(b) of this Agreement shall not apply to the rights of Cogen NJ or Manager to seek in the courts of the United States any relief on any provision of this Agreement except on the issue of whether a Terminating Event has occurred under this Agreement.

           (d) If the Agreement is terminated without Cause or terminated by the Manager for Good Reason, Cogen NJ shall continue to pay to the Manager the Compensation payable to the Manager pursuant to Section 3(a) hereof for the remainder of the Term.

        For the purposes hereof "Good Reason" shall mean:

                (i) without the Manager's express written consent, the assignment to Manager of any duties inconsistent with the Manager's duties, responsibilities and status with Cogen NJ hereunder, or a change in the Manager's responsibilities, or any removal of Manager from any such responsibilities, except in connection with the termination of the Manager's employment for Cause; and

                (ii) a reduction by Cogen NJ in the Manager's compensation as set forth in Section 3 hereof.

           (e) This Agreement may also be terminated by Manager for any reason other than Good Cause upon 30 days written notice to Cogen NJ. In such case Manager shall not be entitled to receive any further compensation hereunder.

        5. Notices.

        Any notice to be given hereunder to any party shall be deemed to be given if delivered in person or if mailed by certified mail, postage prepaid, return receipt requested, to the following persons:

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IF TO MANAGER:          Cogen Technologies Management Comany
                        Suite 5000
                        1600 Smith Street Building
                        1600 Smith Street
                        Houston, Texas 77002
                        Attention: President

IF TO COGEN NJ:         Cogen Technologies NJ, Inc.
                        Suite 5000
                        1600 Smith Street Building
                        1600 Smith Street
                        Houston, Texas  77002
                        Attention:  Vice President

        Any party may by notice to the other parties change the address by which notices to it are to be addressed.

        6. Amendments.

        This Agreement shall not be amended except by an agreement in writing signed by the parties hereto.

        7. Waiver.

        A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the futre, or of any subsequent breach thereof.

        8. Entire Agreement.

        This Agreement constitutes the entire agreement between the parties with respect to the subject hereof. The parties agree that they are not relying on any other representations, expressed or implied, oral or written.

        9. Captions.

        The captions contained in this Agreement are for convenient reference only and do not affect the meaning of any term or provision.

        10. Governing Law.

        The validity, construction and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. Any action filed as a result of a dispute relating to the construction, application or enforcement of this Agreement (except for any arbitration

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proceeding pursuant to Section 4(b) of this Agreement) shall be filed only in a state, county or federal district court in Harris County, Texas.

        11. Binding Effect.

        This Agreement shall be binding upon the parties hereto and upon their successors, executors and assigns.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the day and year first above written.


                                        COGEN TECHNOLOGIES NJ, INC.

                                        By:  /s/ Robert McNair
                                            -----------------------------
                                            Its:  President
                                                 ------------------------

                                        COGEN TECHNOLOGIES MANAGEMENT COMPANY

                                        By:  /s/ Robert McNair
                                            -----------------------------
                                            Its:  President
                                                 ------------------------

                                         /s/ Robert C. McNair
                                        ---------------------------------
                                        Robert C. McNair


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